UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 15, 2025

DallasNews CORPORATION

(Exact name of registrant as specified in its charter)

Commission file number: 1-33741

Texas	38-3765318
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

P. O. Box 224866, Dallas, Texas 75222-4866	(214) 977-8869
(Address of principal executive offices, including zip code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Series A Common Stock, $0.01 par value	DALN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events.

Pension Plan Annuitization

On April 10, 2025, DallasNews Corporation (the “Company”) entered into an acceptance of offer agreement with First Allmerica Financial Life Insurance Company (the “Insurer”), under which DallasNews Corporation Pension Plan I and DallasNews Corporation Pension Plan II (together, the “Plan”) purchased a nonparticipating single premium group annuity contract that will transfer to the Insurer all of the Plan’s defined benefit pension obligations.

The purchase of the group annuity contract closed on April 17, 2025. The contract covers approximately 1,261 participants and beneficiaries (the “Transferred Participants”). Under the group annuity contract, the Insurer has made an irrevocable commitment, and will be solely responsible, to pay the pension benefits of each Transferred Participant that are due on and after July 1, 2025. The transaction will not result in any changes to the amount of benefits payable to the Transferred Participants.

The purchase of the group annuity contract was funded by (i) approximately $132 million in Plan assets and (ii) a cash contribution of approximately $10 million from the Company, which cash contribution was intended to fully fund the Company’s remaining defined benefit pension liabilities. The Company funded this contribution using proceeds from the sale of The Dallas Morning News, Inc. (“TDMN”) print facility and surrounding land (collectively, the “North Plant Property,” and such sale, the “Sale Transaction”). As a result of the purchase of the group annuity contract, the Company expects to recognize a one-time non-cash pre-tax pension settlement charge of approximately $33 million to $37 million in the second quarter of 2025. The actual charge will depend on finalization of the actuarial and other assumptions.

Release of Escrowed Funds

As previously disclosed, at the closing of the Sale Transaction, $600,000 of the proceeds of the Sale Transaction (the “Escrow Funds”) was deposited with an escrow agent pending the completion of certain environmental testing of the North Plant Property. Following completion of such environmental testing and a determination that no remediation at the North Plant Property would be required, the full amount of the Escrow Funds was released to TDMN on April 15, 2025.

Forward-Looking Statements.

Statements in this Current Report on Form 8-K concerning the expected pension settlement charges and other financial and non-financial items that are not historical facts are “forward-looking statements” as the term is defined under applicable federal securities laws. Words such as “anticipate,” “assume,” “believe,” “can,” “could,” “estimate,” “forecast,” “intend,” “expect,” “may,” “project,” “plan,” “seek,” “should,” “target,” “will,” “would” and their opposites and similar expressions are intended to identify forward-looking statements. Forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those statements. Such risks, trends and uncertainties are, in most instances, beyond the Company’s control, and include the amount of Plan annuitization settlement fees, as well as other risks described in the Company’s Annual Report on Form 10-K and the Company’s other public disclosures and filings with the Securities and Exchange Commission. Forward-looking statements, which are as of the date of this filing, are not updated to reflect events or circumstances after the date of the statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 21, 2025	DALLASNEWS CORPORATION

	By:	/s/ Catherine G. Collins
Catherine G. Collins
Chief Financial Officer